CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Counsel” included in or made a part of Post-Effective Amendment No. 163 to the Registration Statement of NexPoint Funds II (formerly, Highland Funds II) (File No. 033-51308), on Form N-1A under the Securities Act of 1933, as amended.

/s/ K&L Gates LLP
K&L Gates LLP

January 27, 2023